EXHIBIT 20

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of February 9, 2005, between GE Capital Equity Investments, Inc., a Delaware corporation ("Seller"), and Delta Onshore, LP, Delta Institutional, LP and Delta Pleiades, LP (each of which is a Delaware limited partnership) and Delta Offshore, Ltd., a Cayman Islands exempted company(collectively, the "Purchaser" or the "Purchasers").

         WHEREAS, Seller is the beneficial owner of shares of common stock, par value $0.01 per share (the "Common Stock"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"); and

         WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, 2,000,000 shares of Common Stock (the "Shares") on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                           Sale and Purchase of Shares
                           ---------------------------

         1.1 Sale and Purchase of Shares. At Closing (as defined below) and on the terms set forth herein, Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title, and interest of Seller in and to the Shares, free and clear of all mortgages, liens, pledges, security interests, charges, restrictions, and other encumbrances ("Liens"). The closing of the purchase and sale of the Shares shall take place on February 15, 2005 at the offices of the Seller in New York City ("Closing").

         1.2 Purchase Price. At Closing, Purchaser shall pay to Seller an aggregate amount equal to $27,500,000 for the Shares (the "Purchase Price") by wire transfer of immediately available funds to a bank account designated in writing by Seller.

         1.3 Deliveries. At Closing, (i) Seller shall deliver to Purchasers the certificate or certificates evidencing the Shares (to be allocated among the Purchasers in the amounts as designated in EXHIBIT C), together with stock powers in the form of EXHIBIT A duly executed by Seller; and (ii) Purchaser shall deliver (A) to Seller, the Purchase Price in accordance with Section 1.2 and (B) to Seller, the Company and NBC Universal, , Inc. ("NBC"), a Joinder (as defined in Section 4.1 below) duly executed by Purchaser.

                                   ARTICLE II
                    Representations and Warranties of Seller
                    ----------------------------------------

         Seller hereby represents and warrants to Purchaser as follows:

         2.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2.2 Authorization. Seller has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by the duly authorized officer of Seller and, assuming the due execution and delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2.3 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign court or governmental agency, authority, or body or any instrumentality or political subdivision thereof ("Governmental Entity") or any other person or entity, or (except for the consent provided herein) pursuant to the terms of the Registration Rights Agreement, is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

         2.4 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by Seller of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will, (i) conflict with the certificate of incorporation or bylaws of Seller, (ii) conflict with, result in any violation of, or constitute a default under any agreement to which Seller is a party, (iii) violate any order, judgment, decree, writ, or injunction ("Order") of any Governmental Entity applicable to Seller, (iv) violate any domestic or foreign law, statute, rule, or regulation ("Law") applicable to Seller, or (v) conflict with the terms and provisions of the Registration Rights Agreement.

         2.5 Title to Shares. Seller is the record and beneficial owner of the Shares, free and clear of all Liens except as set forth in a Shareholder Agreement between the Seller and the Company (which agreement will not bind the Purchaser). The delivery by Seller to Purchaser of the certificate or certificates representing the Shares in accordance with this Agreement will vest Purchaser with good and valid title to the Shares, free and clear of all Liens.

         2.6 Exempt from Registration. Based in part on the representations of the Purchaser contained in Section 3.5 and 3.6 of this Agreement, the sale of the Shares hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

         2.7 Information. In the course of discussions relating to this Agreement and the transaction contemplated hereby, Seller has not conveyed to Purchaser any material non-public information in respect of the Company and/or the Company's business, operations, pending transactions, financial condition, results of operations, or prospects (collectively, "Non-Public Information").

                                   ARTICLE III
                   Representations and Warranties of Purchaser
                   -------------------------------------------

         Purchaser hereby represents and warrants to Seller as follows:

         3.1 Organization. The Purchasers are organizations of the type referred to in the first paragraph of this Agreement and are duly organized, validly existing, and in good standing under the applicable laws of the jurisdictions specified.

         3.2 Authorization. Purchaser has the requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of Purchaser.

         3.3 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any Governmental Entity is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby, provided that a filing may be required under Section 13(d) of the Securities Exchange Act of 1934.

         3.4 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by Purchaser of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will, (i) conflict with the Limited Partnership Agreements or the Articles of Association, as applicable, of Purchaser, (ii) conflict with, result in any violation of, or constitute a default under any agreement to which Purchaser is a party, or (iii) violate any Order of any Governmental Entity or any Law applicable to Purchaser.

         3.5 Securities Law Matters. Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction, and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Purchaser acknowledges that appropriate legends restricting the transfer of the Shares as aforesaid shall be placed on the stock certificates representing such Shares. Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act). Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Shares, and (ii) is able to bear the economic risk of an investment in the Shares for an indefinite period, including the risk of a complete loss of any such investment. The Shares were not offered to Purchaser in any form of general solicitation or general advertisement and Purchaser is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof. Purchaser understands and acknowledges that Seller may be deemed an "affiliate" of the Company (as defined in Rule 144(a)(1) under the Securities Act).

         3.6 Investigation. Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that it has had an opportunity to ask questions and receive answers from officers and other personnel of the Company regarding the Company, its business and financial condition. Purchaser acknowledges that (i) it is a sophisticated financial institution engaged in the business of assessing and assuming investment risks in respect of securities, including securities such as the Shares and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby, (ii) it is fully satisfied with the Purchase Price it is paying hereunder to Seller for the Shares, (iii) Seller may in the future enter into discussions with holders of the Company's common stock regarding the sale of all or a portion of its other shares of the Company's Common Stock for consideration greater or lesser than or different from the Purchase Price, and/or on terms and conditions different from the terms and conditions set forth herein, (iv) Seller is consummating this transaction with Purchaser in reliance on the Purchaser's acknowledgements and representations contained in this Agreement and with Purchaser's understanding and agreement that Seller is privy to Non-Public Information that may be material to a reasonable investor, such as Purchaser, and has not been provided to Purchaser by Seller or the Company, (v) Seller is under no duty or other obligation to disclose any Non-Public Information to the Purchaser, and (vi) as of the date hereof, the Company has neither publicly announced its financial results for the year ended January 31, 2005 nor filed its Annual Report on Form 10-K for such period. Purchaser hereby waives and releases to the fullest extent permitted by applicable law any claim or potential claim it has or may have against Seller or its officers, directors, stockholders, partners, successors, and assigns, relating to any such person's possession of Non-Public Information.

                                   ARTICLE IV
                               Registration Rights
                               -------------------

         4.1 Joinder. Purchaser, by executing the "Registration Rights Agreement Counterpart and Acknowledgement" attached as EXHIBIT B hereto (the "Joinder"), shall, upon the consummation of the transactions contemplated hereby, be granted registration rights to register the Shares under, and shall become a party and considered a Holder for all intents and purposes (except as set forth in Section
4.2 below) pursuant to, the Registration Rights Agreement, dated April 15, 1999 (the "Registration Rights Agreement"), by and among the Company, Seller and NBC. The registration rights granted under this Article IV shall apply only to the Shares and any stock dividends with respect to the Shares and any shares issued with regard to the Shares as part of any recapitalizations or stock splits and not to any other shares or other security of the Company currently held or hereinafter acquired or received by the Purchaser. The parties to the Registration Rights Agreement (i) confirm to the Purchaser that said agreement has not been amended and remains in full force and effect in accordance with its terms and (ii) agree that said agreement shall not be amended in any way which would have a material adverse effect on the rights of Purchaser under this Agreement, without the prior written consent of Purchaser.

         4.2 Demand Registration. Notwithstanding the provisions of Section 2(a) of the Registration Rights Agreement, Seller and/or NBC shall have the right to require the Company to effect up to four (4) Demand Registrations (as defined in the Registration Rights Agreement) and Purchaser shall have the right to require the Company to effect only one (1) Demand Registration.

         4.3 Stock Certificate Legend. Promptly following the Closing, the Company agrees to provide the Purchaser with stock certificates representing the Shares such that the appropriate legends restricting the transfer of the Shares shall not reference the Shareholder Agreement between the Seller and the Company.


                                    ARTICLE V
                                  Miscellaneous
                                  -------------

         5.1 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         5.2 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         5.3 Entire Agreement: Survival; Indemnity. This Agreement (including the Exhibits attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the parties hereto in respect of the subject matter hereof. The representations and warranties of the parties will survive the Closing. Seller and Purchaser will each indemnify the other against any loss, liability or expense arising out of any material breach of any of its representations and warranties in this Agreement, provided that total liability under this indemnity will not exceed the Purchase Price A party intending to make a claim under this indemnity will provide the other party with prompt notice of its claim and, to the extent possible, the opportunity to defend and dispose of the claim.

         5.4 Expenses. Except as otherwise expressly provided in this Agreement, each of Seller and Purchaser shall bear all of the expenses (including fees and disbursements of its counsel) incurred by or on behalf of it in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.5 Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by the other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

         5.6 Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

         5.7 Jurisdiction; Venue. Any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this Agreement or the transactions contemplated hereby can be brought exclusively in federal court sitting in the Southern District of New York or, if such court does not have jurisdiction, any district court sitting in the Borough of Manhattan, the County of New York, New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum.

         5.8 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

         5.9 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

         5.10 No Third-Party Beneficiaries. Nothing express or implied in this Agreement, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

         5.11 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    * * * * *

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                                       6

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  SELLER:

                                  GE CAPITAL EQUITY INVESTMENTS, INC.

                                  By: Ronald J. Herman, Jr.
                                      ----------------------------------------
                                  Name: Ronald J. Herman, Jr.
                                  Title: President

                                  Address:       120 Long Ridge Road
                                                 Stamford, CT  06927
                                  Facsimile No.: (203) 357-6527
                                  Attention:     General Counsel


                                  PURCHASERS:

                                  Delta Onshore, LP Delta
                                  Institutional, LP Delta
                                  Pleiades, LP Delta
                                  Offshore, Ltd.


                                  By: Trafelet & Company, LLC, in its capacity
                                      as Investment Manager to each of the above
                                      listed Purchasers

                                  By: Peter J. Hofbauer
                                      ----------------------------------------
                                  Name: Peter J. Hofbauer
                                  Title: Chief Operating Officer

                                  Address:       900 Third Avenue
                                                 New York, NY  10022
                                  Facsimile No.: 212-201-7868
                                  Attention:

We hereby consent to the transactions contemplated by this Agreement and agree to the provisions of Article IV of this Agreement.



VALUEVISION MEDIA, INC.

By: Nathan Fagre
    --------------------------------
Name: Nathan Fagre
Title: Senior Vice President and
       General Counsel


NBC UNIVERSAL, INC.

By: Bruce Campbell
    --------------------------------
Name: Bruce Campbell
Title: Senior Vice President

                                                                       EXHIBIT A
                                                                       ---------


                                   STOCK POWER


         FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to Delta Onshore, LP, Delta Institutional, LP and Delta Pleiades, LP (each of which is a Delaware limited partnership) and Delta Offshore, Ltd., a Cayman Islands exempted company, an aggregate of 2,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint
__________________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

Dated:  February ___], 2005.

                                      GE CAPITAL EQUITY INVESTMENTS, INC.


                                      By:
                                               ---------------------------------
                                      Name:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                          Registration Rights Agreement





                          REGISTRATION RIGHTS AGREEMENT
                         COUNTERPART AND ACKNOWLEDGMENT


TO:      ValueVision Media, Inc.

RE:      The Registration Rights Agreement (the
         "Agreement") dated as of April 15, 1999, by and among the Company and the Holders (as defined in the Agreement)


The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of the Holders (as defined in the Agreement) (subject to the provisions of Section 4.2 of the Stock Purchase Agreement, dated February [ ], 2005, between GE Capital Equity Investments, Inc. and the undersigned) and shall be subject to all obligations and restrictions of the Holders pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

         DATED this day of February, 2005

                         Delta Onshore, LP
                         Delta Institutional, LP
                         Delta Pleiades, LP
                         Delta Offshore, Ltd.

                           By: Trafelet & Company, LLC, in its capacity as Investment Manager to each of the above listed Purchasers

                                    By:
                                          --------------------------------------
                                    Name:  Peter J. Hofbauer
                                    Title: Chief Operating Officer



                        Number of
                        Shares of
                        Registrable Securities: 2,000,000

                                                                       EXHIBIT C
                                                                       ---------



                                                   Number of Shares

Delta Onshore, LP                                       138,900
c/o Trafelet & Company, LLC, as investment manager
900 Third Avenue, 5th Floor
New York, New York 10022

Delta Institutional, LP                                 769,500
c/o Trafelet & Company, LLC, as investment manager
900 Third Avenue, 5th Floor
New York, New York 10022

Delta Pleiades, LP                                      128,000
c/o Trafelet & Company, LLC, as investment manager
900 Third Avenue, 5th Floor
New York, New York 10022

Delta Offshore, Ltd.                                    963,600
c/o Trafelet & Company, LLC, as investment manager
900 Third Avenue, 5th Floor
New York, New York 10022